UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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GRANITE FALLS ENERGY, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GRANITE FALLS ENERGY, LLC
15045 Highway 23 S.E.
Granite Falls, MN 56241-0216

NOTICE OF 2008 ANNUAL MEETING OF MEMBERS
To Be Held On: Thursday, March 27, 2008

To our members:

The 2008 Annual Meeting of members (the “2008 Annual Meeting”) of Granite Falls Energy, LLC (the “Company”) will be held on Thursday, March 27, 2008, at Prairie’s Edge Casino Resort, 5616 Prairie’s Edge Lane, Granite Falls, Minnesota. Registration for the meeting will begin at 8:00 a.m. The 2008 Annual Meeting will commence at approximately 9:00 a.m. The purposes of the meeting are to:

•	Elect two (2) Governors to serve until the 2011 Annual Meeting of Members and until their successors are elected;

•	Transact such other business as may properly come before the 2008 Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed proxy card, please call the Company at (320) 564-3100.

Only members listed on the Company’s records at the close of business on February 1, 2008 are entitled to notice of the 2008 Annual Meeting and to vote at the 2008 Annual Meeting and any adjournments thereof. For your proxy card to be valid, it must be received by our accounting firm, Christianson & Associates, PLLP, 302 5th St SW, Willmar, MN 56201, no later than 5:00 p.m. on Tuesday, March 25, 2008.

All members are cordially invited to attend the 2008 Annual Meeting in person. However, to assure the presence of a quorum, the board of governors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the board of governors, whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the meeting in person. You may fax the enclosed proxy card to Christianson & Associates, Attention: Bobbie Mahn, at (320) 235-5962 or mail it to Christianson & Associates, PLLP, Attention: Bobbie Mahn, at 302 5th St SW, Willmar, MN 56201, using the enclosed envelope.

By order of the board of governors,

/s/  PAUL ENSTAD
Paul Enstad
Chairman

Granite Falls, Minnesota
March 1, 2008

Granite Falls Energy, LLC
1504 Highway 23 S.E.
Granite Falls, MN 56241-0216

Proxy Statement
Annual Meeting of Members
Thursday, March 27, 2008

The enclosed proxy is solicited by the board of governors of Granite Falls Energy, LLC (the “Company”, “we”, “us”, “our”) for use at the 2008 Annual Meeting of members of the Company to be held on Thursday, March 27, 2008 (the “2008 Annual Meeting”), and at any adjournment thereof. The 2008 Annual Meeting will be held at Prairie’s Edge Casino Resort, 5616 Prairie’s Edge Lane, Granite Falls, Minnesota. Registration for the meeting will begin at 8:00 a.m. The 2008 Annual Meeting will commence at approximately 9:00 a.m.

This solicitation is being made by mail, however the Company may also use its officers, governors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and a proxy card is scheduled to begin on or about March 1, 2008.

We have organized this proxy statement into three sections in order to set forth our information in a straightforward and understandable way. You should read all three sections.

•	Questions and Answers about the Annual Meeting: this section provides answers to frequently asked questions regarding the purpose of the Annual Meeting and meeting procedures.

•	Proxy Proposals: this section provides information and detailed explanation about the proposals to be voted on at this members’ meeting.

•	Required Information: this section provides information that is required by law to be included in the Company’s Proxy Statement, which has not been included in Sections I and II.

SECTION I — QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:	The board of governors is soliciting your proxy to vote at the 2008 Annual Meeting because you were a member of the Company at the close of business on February 1, 2008, the record date, and are entitled to vote at the meeting.

Q:	What am I voting on?

A:	The election of two governors. The following persons have been nominated by the nomination committee to fill the two open seats of the board of governors: Ken Berg, Shannon Johnson and Jody Hoff. Detailed information on each nominee is provided below at “SECTION II — PROPOSALS TO BE VOTED ON, ELECTION OF GOVERNORS.” The board of governors believes each of the three nominees are well qualified to serve as governors of the Company, however, the board of governors has not taken a position on recommending any of the above nominees for election as governors by the members.

Q:	How many votes do I have?

A:	Members are entitled to one vote for each membership unit owned of record by such member as of the close of business on the record date on any matter which may properly come before the meeting.

Q:	What is the voting requirement to elect the governors?

A:	In the election of governors, the two nominees receiving a plurality vote of the membership units will be elected, however, the units owned by Glacial Lakes Energy (“GLE”) and Fagen, Inc. are excluded in determining the outcome of the plurality vote for purposes of the election of governors. Therefore, the two nominees receiving the greatest number of votes relative to the votes cast for the competing nominees will be elected as governors regardless of whether an individual nominee receives a vote of a majority of the votes cast.

Q:	How many membership units are outstanding?

A:	On February 1, 2008, there were 31,156 membership units outstanding.

Q:	What is the effect of an abstention?

A:	Because governors are elected by a plurality vote, abstentions will not be counted as a vote in favor of or against any nominee. However, abstentions will be counted for the purpose of determining whether the 40 percent quorum requirement has been met. As indicated on the enclosed proxy card, if you no not mark any choices for the governors on the proxy card, your proxy will be deemed an abstention.

Q:	What constitutes a quorum?

A:	As of the record date, we had 31,156 membership units issued and outstanding. The presence of members holding 40 percent of the total outstanding membership units constitutes a quorum. Accordingly, we need 12,463 membership units represented at the meeting to constitute a quorum. If you submit a properly executed proxy, then you will be considered part of the quorum even if you are not physically present at the meeting.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2008 Annual Meeting either in person or by proxy. You may vote using either of the following methods:

• Proxy card.  The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2008 Annual Meeting. The membership units represented by each properly executed proxy card will be voted at the 2008 Annual Meeting in accordance with the member’s directions. The Company urges you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or fax it to Christianson & Associates at (320) 235-5962. If you sign and return the proxy card without specifying your choices, your proxy will be deemed an abstention for the election of governors and thus will not be counted as a vote in favor or against any nominee. The Proxies for the 2008 Annual Meeting of the Members are Myron Peterson and Rod Wilkison.

• In person at the 2008 Annual Meeting. All members may vote in person at the 2008 Annual Meeting.

Q:	What can I do if I change my mind after I vote my units?

A:	You may revoke your proxy by:

• Voting in person at the 2008 Annual Meeting; or

• Giving written notice of revocation, which is received Christianson & Associates, PLLP by 5:00 p.m. on Tuesday, March 25, 2008.

Q:	What happens if I mark too few or too many boxes on the proxy card?

A:	If you do not mark any choices on the proxy card, then your votes will be deemed abstentions. If you only mark one choice on the proxy card, then the Proxies will vote your units ONLY for items or person(s) you chose. If you vote for three choices, then your ballot will be nullified and your units will not be counted. In this situation, however, your units will be included in the determination of whether a quorum is present.

If any other matters are properly presented to the 2008 Annual Meeting for action, the Proxies will vote the proxy cards (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Q:	Do I have dissenters’ rights to any matter acted upon during the Annual Meeting?

A:	No. The election of directors is not a circumstance in which the Minnesota Limited Liability Company Act or the Company’s member control agreement provides members with dissenters’ rights. Pursuant to the Minnesota Limited Liability Company Act, dissenters’ rights are available to members under the following circumstances: (1) an amendment to the articles of organization which materially and adversely affects the rights or preferences of the membership interests of the dissenting member; (2) a sale, lease, transfer, or other disposition of property and assets requiring member approval; (3) a plan of merger; (4) a plan of exchange; (5) a plan of conversion; or (6) any other action taken to which the articles of organization, member control agreement, bylaws, or a resolution approved by the board of governors directs that dissenting members may obtain payment for their membership units. In addition, the Company’s member control agreement does not provide for any dissenters’ rights for our members.

Q:	Who can attend the 2008 Annual Meeting?

A:	All members as of the close of business on the record date may attend the 2008 Annual Meeting.

Q:	What is the record date for the 2008 Annual Meeting?

A:	February 1, 2008.

Q:	Who will count the vote?

A:	The Company has hired the accounting firm of Christianson & Associates, PLLP to count the ballots.

Q:	What is a member proposal?

A:	A member proposal is your recommendation that the Company and/or the board of governors take action, which you intend to present at a meeting of the Company’s members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company’s proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card. The deadlines and procedures for submitting member proposals for the 2009 Annual Meeting are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are member proposals and governor nominations due for the 2009 Annual Meeting?

A:	We intend to hold our 2009 Annual Meeting during the last week of March 2009. In order to be considered for inclusion in next year’s proxy statement, member proposals, including governor nominations, must be submitted in writing to the Company by November 1, 2008 (120 days prior to the one year anniversary of the mailing of this proxy statement). The proposal must be in accordance with the provision of Rule 14a − 8 promulgated by the SEC under the Exchange Act. The Company suggests that proposals for the 2009 Annual Meeting of members be submitted by certified mail-return receipt requested. Members who intend to present a proposal at the 2009 Annual Meeting of members without including such proposal in the Company’s Proxy Statement must provide the Company notice of such proposal no later than December 15, 2008 (45 days prior to the one year anniversary of the mailing of this proxy statement). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2009 Annual Meeting by December 15, 2008, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if the Company does receive notice of a member proposal intended to be submitted to the 2009 Annual Meeting by December 15, 2008, then the persons named on the proxy card may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.

Q:	Who is paying for this proxy solicitation?

A:	The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described elsewhere in this proxy statement and our other Securities and Exchange Commission filings.

•	Changes in our business strategy, capital improvements or development plans;

•	Changes in plant production capacity or technical difficulties in operating the plant;

•	Increases in the price of corn as the corn market becomes increasingly competitive;

•	Our inelastic demand for corn, as it is the only available feedstock for our plant;

•	Changes in the environmental regulations or in our ability to comply with the environmental regulations that apply to our plant site and our anticipated operations;

•	Changes in general economic conditions or the occurrence of certain events causing a significant economic impact in the agriculture, oil or automobile industries;

•	Changes in the availability and price of natural gas and corn, and the market for ethanol and distillers grains;

•	Changes in federal and/or state laws (including the elimination of any federal and/or state ethanol tax incentives);

•	Overcapacity within the ethanol industry and decreases in the price of ethanol;

•	Changes and advances in ethanol production technology that may make it more difficult for us to compete with other ethanol plants utilizing such technology; and

•	Competition in the ethanol industry and from other alternative fuel additives.

Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this proxy statement. We are not under any duty to update the forward-looking statements contained in this proxy statement. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this proxy statement. You should read this proxy statement and the documents that we reference in this proxy statement, completely and with the understanding that our actual future results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements.

SECTION II — PROPOSALS TO BE VOTED UPON

ELECTION OF TWO GOVENORS

Six (6) elected and three (3) appointed governors comprise our board of governors. The six elected governor positions are currently divided into three classes. Two directors are to be elected by the members at the 2008 Annual Meeting and the terms of the remaining elected directors expire in either 2009 or 2010. The Company’s current elected governors and their respective terms are as follows:

Term Expires 2008	Shannon Johnson	Class I Governor
	Ken Berg	Class I Governor
Term Expires 2009	Scott Dubbelde	Class II Governor
	Rod Wilkison	Class II Governor
Term Expires 2010	Paul Enstad	Class III Governor
	Julie Oftedahl-Volstad	Class III Governor

At the 2005 Annual Meeting, Shannon Johnson was re-elected to serve until the 2008 Annual Meeting. At the 2006 annual meeting, Scott Dubbelde was re-elected to serve until the 2009 annual meeting. At the 2007 annual meeting, Paul Enstad and Julie Oftedahl-Volstad were re-elected to serve a three-year term until the 2010 annual meeting. Pursuant to our operating agreement, on or about December 29, 2006, our board established two additional board positions and appointed Ken Berg and Rod Wilkison to serve in those positions until our 2007 annual meeting, at which time they were re-elected. Ken Berg’s seat was designated as a Group I seat for a one year term to expire in 2008. Rod Wilkison’s seat was designated as a Group II seat and will serve a two year term set to expire in 2009.

The nominating committee of the board of governors has nominated Shannon Johnson, Ken Berg and Jody Hoff as nominees for election. Mr. Johnson has served on the board of governors since the Company’s inception. Mr. Berg has served on the board of governors since December 2006. Mr. Hoff has not previously served on the board of governors.

The following table contains certain information with respect to the nominees for election to the board of governors at the 2008 Annual Meeting:

		Year First
		Became a
		Governor	Term Expires
Name and Principal Occupation	Age	(if applicable)	(if applicable)

Ken Berg, Grain and Pork Producer	47	2006	2008
Shannon Johnson, Grain and Pork Producer	46	2002	2008
Jody Hoff, Engineer	35	—	—

Biographical Information for Nominees

Ken Berg — Age 47, At-Large Governor and Vice Chairman.  Mr. Berg is the president and a partner of Exetare Partners, LLP, a 15,000 head farrow to finish swine operation located in Clarkfield, Minnesota, since 1995. Prior to Mr. Berg’s appointment to an at-large board seat in December 2006, he had been Fagen, Inc.’s appointee to the board of governors since October 2006. Mr. Berg has served on the church council for 20 years.

Shannon Johnson — Age 46, At-Large Governor.  Mr. Johnson has served on the board of governors of the Company since its inception. Mr. Johnson has been farming in eastern Yellow Medicine County since 1979. He produces corn, soybeans and sugar beets on 1,000 acres. He is co-owner and secretary of a farrow to finish swine operation and currently serves as the Hazel Run Township clerk. He formerly served on the Hazel Run Lutheran Church council. He is a Yellow Medicine County Corn Board member and a Soybean Growers member.

Jody Hoff — Age 35, Nominee.  Mr. Hoff is an engineer and partial owner of Amber Waves, Inc., a manufacturer of steel hopper bottom grain bins, oil tanks, portable house skids and other custom projects. Prior to starting Amber Waves, Inc. with three partners, Mr. Hoff spent over five years working for Fagen Engineering where he led a design team working on commercial and industrial projects including ethanol plant design. Mr. Hoff is a governor and audit committee member of Red Trail Energy, LLC. Mr. Hoff holds a degree in mechanical engineering from North Dakota State University and is currently registered as a professional engineer in the State of North Dakota.

Required Vote and Board Recommendation

The affirmative vote of a plurality of the membership voting interests is required to elect a nominee to the position of governor. The two nominees receiving the greatest number of votes relative to the other nominees will be elected as governors. As indicated on the proxy card, if you do not mark any choices for governors on the proxy card, then your votes will be deemed abstentions. If you do not submit a proxy card or attend the meeting, or if you abstain from voting, your vote will not be counted as a vote for or against any nominee.

YOUR BOARD BELIEVES EACH OF THE THREE NOMINEES ARE WELL QUALIFIED TO SERVE AS GOVERNORS OF THE COMPANY, HOWEVER, THE BOARD HAS NOT TAKEN A POSITION ON RECOMMENDING ANY OF THE ABOVE NOMINEES FOR ELECTION AS GOVERNORS AT THE 2008 ANNUAL MEETING.

SECTION III — REQUIRED INFORMATION

GOVERNORS AND OFFICERS

Biographical Information for Non-nominee Governors

Chad Core — Age 36, Fagen, Inc. Appointed Governor.  In 2007 Fagen, Inc. exercised its right to appoint one of its representatives to the board of governors of the Company. Fagen, Inc. appointed Mr. Core to fill its appointed seat. Mr. Core serves at the pleasure of Fagen, Inc. In 2006, Mr. Core joined Fagen, Inc. in Granite Falls, Minnesota as a fuel ethanol project developer in Fagen, Inc.’s marketing department. Prior to joining Fagen, Inc., Mr. Core served in the U.S. Army as a Counterintelligence Agent and as an Investigative Consultant for the Department of Defense.

Scott Dubbelde — Age 46, At-Large Governor.  Scott Dubbelde has served on the board of governors of the Company since its inception. For the past 16 years, Mr. Dubbelde has been the general manager of the Farmers Cooperative Elevator Company, a member of the Granite Falls Energy. He has over 23 years of experience in the grain elevator business. In his capacity as general manager of Farmers Cooperative Elevator Company, he is responsible for all day-to-day business operations and has both financial and operational responsibility for Farmers Cooperative Elevator Company. Farmers Cooperative Elevator Company is the exclusive grain supplier for our ethanol plant, see “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

Paul Enstad — Age 48, At-Larger Governor and Chairman of the Board of Governors.  Mr. Enstad has served on the board of governors of the Company since its inception. Mr. Enstad has been farming near Granite Falls, Minnesota since 1978. He and his two brothers currently farm together as a partnership and raise corn and soybeans. He serves on the board of directors of Farmers Cooperative Elevator Company, a member of the Company. In such capacity, he attends board meetings of Farmers Cooperative Elevator Company and otherwise provides periodic, informal business advice. Farmers Cooperative Elevator Company purchases agricultural products from its members and stores them for resale to food processors and sells agricultural goods and services to its members utilizing group buying leverage to obtain discounts not otherwise generally available to individual cooperative members.

Terry Little — Age 48, GLE Appointed Governor.  Mr. Little has been serving as a GLE appointee to the board of governors since October 2004 and serves at the pleasure of GLE. Mr. Little has been farming in Watertown, South Dakota since 1985. He and his brother currently farm together as a partnership and raise livestock and grain. He serves on the board of managers of GLE. After growing up on a farm near Watertown, Mr. Little attended South Dakota State University and Iowa State University and received a degree in Veterinary Medicine. After a brief career in veterinary medicine, Mr. Little returned to the family farm and his current farming operation.

Terry Mudgett — Age 53, GLE Appointed Governor.  Mr. Mudgett has been serving as a GLE appointee to the board of governors since October 2004 and serves at the pleasure of GLE. He also serves on the board of managers of GLE. He has been a farmer for the past 26 years in Clark County, South Dakota and currently has a grain operation and cattle feeding and cow/calf operation.

Julie Oftedahl-Volstad — Age 53, At-Large Governor and Secretary/Treasurer.  Ms. Oftedahl-Volstad has been farming along the Yellow Medicine River near Hanley Falls, Minnesota since 1978 on a farm homesteaded in 1873 by her great-greatgrandfather. She farms in partnership with her three brothers and parents, principally growing corn and soybeans. She has a degree in Sociology from Southwest State University. She is an active member of Yellow Medicine Lutheran Church and has served on the church council in the past. She is also on the board of Neighbors United Resource Center, a support organization.

Rod Wilkison — Age 53, At-Large Governor.  Mr. Wilkison was initially appointed to an at-large board seat in December 2006 and elected as an at-larger governor in 2007. Mr. Wilkison has been the owner and chief executive officer of Wilkison Consulting Service since 1985. Wilkison Consulting Service provides financial consulting, tax preparation, and monthly accounting services for farmers and small businesses. Prior to starting his consulting business, Mr. Wilkison worked for two different banks for over eleven years and continues to work closely with several area banks on joint clients. Mr. Wilkison graduated from Pipestone Area Vocational Technical Institute with a degree in Agricultural Banking. Mr. Wilkison is certified by the Minnesota Department of Agriculture as a Farm Business Management Instructor.

Myron D. Peterson — Age 63, Alternate At-Large Governor.  Mr. Peterson was designated in 2000 by our at-large governors as our at-large alternate generally to act in the absence of an at-large governor. He farms with his four brothers and their families in a family farm partnership called Peterson Partners established in 1962, growing about 3,300 acres of corn and soybeans in western Renville County, Minnesota. Mr. Peterson served seven years as a director of the Minnesota Corn Growers Association Board. In 2003, he became a director of the Minnesota Corn Research and Production Council. He has been a supervisor for Hawk Creek Township for the past 30 years and County Township secretary-treasurer for Renville County for 27 years.

Jon T. Anderson — Age 45, Alternate GLE Appointed Governor.  Mr. Anderson was designated, in 2006, by GLE as its alternate governor to act in the absence of a GLE appointee governor. Mr. Anderson has been farming near Bryant, South Dakota since 1982. He raises corn, soybeans, wheat and has a cow/calf operation.

Biographical Information on Officers and Significant Employees

Tracey Olson — Age 41, Chief Executive Officer.  Mr. Olson joined the Company in 2006 as an advisor to the board of governors. In December 2006, Mr. Olson was hired as the Company’s Chief Executive Officer. Prior to that, Mr. Olson worked for Fagen Engineering, LLC of Granite Falls, Minnesota at various positions from 1996 to 2006. Mr. Olson’s most recent position at Fagen Engineering, LLC was the vice president of electrical engineering, which he had held for approximately one year. Prior to serving as the vice president of electrical engineering, Mr. Olson had been an electrical engineering department head.

Stacie Schuler — Age 35, Chief Financial Officer.  Ms. Schuler joined the Company in summer 2005 as Controller. In February 2006 Ms. Schuler was promoted to Chief Financial Officer for the Company. Ms. Schuler worked for Cargill, Incorporated from 1997 to 2005. Ms. Schuler received her accounting degree through Southwestern Technical College in Granite Falls, Minnesota and Southwest State University in Marshall, Minnesota.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of February 1, 2008, the following beneficial owners owned or held 5% or more of our outstanding membership units:

	Name and	Amount and
	Address of	Nature of	Percent of
Title of Class	Beneficial Owner	Beneficial Ownership	Class

Membership Units	Glacial Lakes Energy, LLC	6,500 Membership Units	20.86%
	301 20th Avenue SE Watertown, SD 57201
Membership Units	Fagen, Inc.	1,925 Membership Units	6.18%
	501 W. Highway 212 P.O. Box 159 Granite Falls, MN 56241

SECURITY OWNERSHIP OF MANAGEMENT

As of our fiscal year ended October 31, 2007, we had no equity compensation plan in place and accordingly none of our governors or our executive officers have received our membership units or options to purchase such units as compensation. As of February 1, 2008, members of our board of governors, nominees to our board of governors and executive officers own membership units as follows:

		Amount and
	Name of	Nature of	Percent of
Title of Class	Beneficial Owner(1)	Beneficial Ownership	Class

Membership Units	Paul Enstad(2)(3)	775 Units	2.49%
Membership Units	Tracey Olson	20 Units	0.06%
Membership Units	Stacie Schuler	5 Units	0.02%
Membership Units	Scott Dubbelde(3)	660 Units	2.12%
Membership Units	Julie Oftedahl-Volstad(4)	55 Units	0.18%
Membership Units	Shannon Johnson	100 Units	0.32%
Membership Units	Myron Peterson(5)	60 Units	0.19%
Membership Units	Ken Berg(6)	80 Units	0.26%
Membership Units	Terry Mudgett(7)	6,560 Units	21.06%
Membership Units	Jon T. Anderson(7)	6,560 Units	21.06%
Membership Units	Terry Little(7)	6,600 Units	21.18%
Membership Units	Rod Wilkison	3 Units	0.01%
Membership Units	Jody Hoff(8)	2 Units	0.01%
Membership Units	All governors	7,830 Units	25.13%

(1)	The address of each individual, except Jody Hoff, is in care of us at 15045 Highway 23 S.E., Granite Falls, Minnesota 56241-0216.

(2)	Includes 20 units owned by the Enstad Brothers Partnership and 5 units owned by the Enstad Family Partnership. Mr. Enstad is a partner of both entities.

(3)	Includes 650 units owned by the Farmers Cooperative Elevator Company. Mr. Dubbelde is general manager and Mr. Enstad is a governor of Farmers Cooperative Elevator Company.

(4)	Includes 4 units owned by Oftedahl Partners and 1 unit owned by W.I.T.S. Ms. Oftedahl is a 25% owner of both entities.

(5)	Includes 50 units owned by Peterson Partners, of which Mr. Peterson is a partner.

(6)	Units are owned by the SSBD Partnership, of which Mr. Berg is a partner.

(7)	Includes 6,500 units owned by GLE. Mr. Anderson, Mr. Little and Mr. Mudgett all sit on the Glacial Lakes Energy Board of Directors.

(8)	Mr. Hoff’s address is 120 11th Ave. West, Richardton, North Dakota 58652.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and governors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, governors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our officers and governors, all Section 16(a) filing requirements were complied with during the fiscal year ended October 31, 2007.

BOARD OF GOVERNORS’ MEETINGS AND COMMITTEES

The board of governors generally meets once per month. The board of governors held 13 regularly scheduled meetings and no special meetings during the fiscal year ended October 31, 2007. All but one of our governors attended at least 75% of the meetings of the board of governors during the fiscal year ended October 31, 2007.

The board of governors does not have a formalized process for holders of membership units to send communications to the board. The board of governors feels this is reasonable given the accessibility of our governors. Members desiring to communicate with the board are free to do so by contacting a governor via our website, fax, phone or in writing. The names of our governors are listed on the Company’s website at www.granitefallsenergy.com.

The board of governors does not have a policy with regard to governors’ attendance at annual meetings. Last year all but one of the governors attended the Company’s annual meeting. Due to this high attendance record, it is the view of the board of governors that such a policy is unnecessary.

Governor Independence Standards

In determining independence, the board reviews whether governors have any material relationship with the Company. The board considers all relevant facts and circumstances. In assessing the materiality of a governor’s relationship to the Company, the board considers the issues from the governor’s standpoint and from the perspective of the persons or organizations with which the governor has an affiliation and is guided by the standards set forth by the SEC and NASDAQ. An independent governor must not have any material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a governor.

All of our governors, except for Mr. Enstad and Mr. Dubbelde, are independent, as defined by NASDAQ Rule 4200 and 4350. Mr. Enstad serves on the board of directors of Farmers Cooperative Elevator Company, a member of the Company and the cooperative from which the Company procures its corn supply. Mr. Dubbelde serves as the general manager of Farmers Cooperative Elevator Company. The positions Messrs. Enstad and Dubbelde hold at the Farmers Cooperative Elevator Company preclude them from meeting the independence standards defined by NASDAQ Rule 4200 and 4350.

Code of Ethics

The board of directors has adopted a Code of Ethics that sets forth standards regarding matters such as honest and ethical conduct, compliance with the law, and full, fair, accurate, and timely disclosure in reports and documents that we file with the SEC and in other public communications. The Code of Ethics applies to our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is available free of charge on written request to Granite Falls Energy, LLC, 15045 Highway 23 S.E., Granite Falls, Energy, 56241-0216.

Audit Committee

The Audit Committee of the board of governors operates under a charter adopted by the board of governors in Fall 2005. Under the charter, the Audit Committee must have at least three members. Our audit committee members are Paul Enstad, Julie Oftedahl-Volstad and Rod Wilkison. The chairperson of the Audit Committee is Paul Enstad. The Audit Committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Under NASDAQ rules 4200 and 4350, a majority of our Audit Committee is independent within the definition of independence provided by NASDAQ rules 4200 and 4350. In addition, our Audit Committee charter requires a majority of our committee members to be independent. A majority of the members of our Audit Committee is independent as required by our Audit Committee charter.

Rod Wilkison serves as our Audit Committee financial expert. Mr. Wilkison’s experience as the owner and chief executive officer of Wilkison Consulting Service, which provides financial consulting, tax preparation, and monthly accounting services for farmers and small businesses, qualifies him to be the Audit Committee’s financial expert. Mr. Wilkison is independent within the definition of independence provided by NASDAQ rules 4200 and 4350 and our Audit Committee charter.

The Audit Committee held 4 meetings during the fiscal year ended October 31, 2007. All of our Audit Committee members attended at least 75% of the audit committee meetings.

Audit Committee Report

The Audit Committee delivered the following report to the board of governors of the Company on January 24, 2008. The following report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The Audit Committee reviews the Company’s financial reporting process on behalf of the board of governors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended October 31, 2007. The Audit Committee has discussed with Boulay, Heutmaker, Zibell & Co. P.L.L.P., its independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received and reviewed the written disclosures and the letter to management from Boulay, Heutmaker, Zibell & Co. P.L.L.P., as required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountants the independent accountants’ independence. The Audit Committee has considered whether the provision of services by Boulay, Heutmaker, Zibell & Co. P.L.L.P., not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Forms 10-QSB, and concluded that the provision of such services is compatible with maintaining Boulay, Heutmaker, Zibell & Co. P.L.L.P’s independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of governors that the audited financial statements referred to above be included in the Company’s annual report on Form 10-KSB for the fiscal year ended October 31, 2007.

Independent Registered Public Accounting Firm

The audit committee selected Boulay, Heutmaker, Zibell & Co. P.L.L.P., as independent registered public accountants for the fiscal year November 1, 2007 to October 31, 2008. A representative of Boulay, Heutmaker, Zibell & Co. P.L.L.P., is expected to be present at the 2008 Annual Meeting of members and will have an opportunity to make a statement if so desired. The representative is also expected to be available for questions from the members.

Audit Fees

The aggregate fees billed by the principal independent registered public accountants (Boulay, Heutmaker, Zibell & Co. P.L.L.P.) to the Company for the fiscal year ended October 31, 2007, and fiscal year ended October 31, 2006 are as follows:

Category	Fiscal Year	Fees

Audit Fees(1)	2007		$96,000
	2006		$97,000
Audit-Related Fees	2007	$
	2006		$—
Tax Fees(2)	2007		$42,000
	2006		$—
All Other Fees(3)	2007		$3,400
	2006		$—

(1)	Audit fees include audit of the Company’s financial statements, reviews of the Company’s quarterly financial statements, other services related to SEC matters, and discussions with management and the Audit Committee.

(2)	The tax fees were billed for services rendered for tax compliance, tax advice and tax planning. The nature of the services comprising the tax fees was for year end tax preparation of the partnership return and associated K-1’s.

(3)	All other fees relate to the review of the Company’s correspondence with the Minnesota Pollution Control Agency.

Prior to engagement of the principal independent registered public accountants to perform audit services for the Company, the principal accountant was pre-approved by our audit committee pursuant to Company policy requiring such approval.

One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by our audit committee.

Nominating Committee

The nominating committee operates under a charter adopted by the board of governors in August 2007. Under the charter, the nominating committee must have at least three members. Brian Kletscher, Julie Oftedahl-Volstad and Rod Wilkison currently serve as the Company’s nominating committee. The chairperson of the nominating committee is Brian Kletscher, who is not a member of our board of governors.

The nominating committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, each member of the nominating committee is an independent governor of the nominating committee under the NASDAQ definition of independence. In addition, our nominating committee charter requires a majority of our committee members to be independent. Each member of our nominating committee is independent under our nominating committee charter.

The nominating committee did not hold any meetings during the fiscal year ended October 31, 2007, rather the entire board of governors functioned as our nominating committee prior to its formation in August 2007. Subsequent to the fiscal year end, our nominating committee held five meetings for the purpose of selecting nominees for the election of governors at the 2008 Annual Meeting. All of our nominating committee members attended each of the nominating committee meetings.

The nominating committee oversees the identification and evaluation of individuals qualified to become governors and recommends to the board of governors the governor nominees for each annual meeting of the members. The major responsibilities of the nominating committee are to:

•	Develop a nomination process for candidates to the board of governors;

•	Establish criteria and qualifications for membership to the board of governors;

•	Identify and evaluate potential governor nominees;

•	Fill vacancies on the board of governors; and

•	Recommend nominees to the board of governors for election or reelection.

The following list represents the types of criteria the nominating committee takes into account when identifying and evaluating potential nominees:

•	Agricultural, business and financial background;

•	Accounting experience;

•	Community or civic involvement;

•	Independence from the Company (i.e. free from any family, material business or professional relationship with the Company);

•	Lack of potential conflicts with the Company;

•	Examples or references that demonstrate a candidates integrity, good judgment, commitment and willingness to consider matters with objectivity and impartiality; and

•	Specific needs of the existing board relative to any particular candidate so that the overall board composition reflects a mix of talents, experience, expertise and perspectives appropriate to the Company’s circumstances.

Pursuant to the nominating committee’s charter, the nominating committee may consider potential governor candidates recommended by members. Company members may submit recommendations for candidates to the Chairman of the nominating committee. All nominations must be submitted in writing along with a completed nominee questionnaire which includes the nominating member’s name and contact information, a brief description of the candidate’s business experience, civic involvement, education and such other information as the member submitting the recommendation believes is relevant to the evaluation of the candidate. All member recommendations must be received by the Company no later than November 1 or 120 calendar days prior to the date that the Company’s proxy statement is released to security holders in connection with such meeting in which governors are to be elected.

Ken Berg, Shannon Johnson and Jody Hoff were selected as nominees for the election of governors at the 2008 Annual Meeting by the nominating committee.

Compensation Committee

The entire board of governors serves as the Company’s compensation committee. The compensation committee has the overall responsibility for approving and evaluating the Company’s governor and executive compensation plans, policies and programs. The compensation committee does not delegate any of its authority or obligations; however, the compensation committee does consider recommendations from the board of governors’ three member executive committee. Neither the Company nor the compensation committee has historically engaged compensation consultants to assist in determining or recommending the amount or form of executive or governor compensation, but would consider doing so in those situations where either the Company or the compensation committee felt it was warranted or appropriate. The compensation committee held two meeting during the fiscal year ended October 31, 2007.

The compensation committee does not operate under a charter. The compensation committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system or a national securities association or to issuers of such securities.

MEMBER PROPOSALS

Any member proposal intended to be considered for inclusion in the Proxy Statement for presentation at the 2009 Annual Meeting of Members must be received by the Company no later than November 1, 2008 (120 days prior to the one year anniversary of the date of mailing of this proxy statement). The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the Exchange Act. The Company suggests that the proposal be submitted by certified mail — return receipt requested.

Members who intend to present a proposal at the 2009 Annual Meeting of members without including such proposal in the Company’s Proxy Statement must provide the Company notice of such proposal no later than December 15, 2008. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements. If the Company does not receive notice of a member proposal intended to be submitted to the 2009 Annual Meeting by December 15, 2008, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if the Company does receive notice of a member proposal intended to be submitted to the 2009 Annual Meeting by December 15, 2008, then the person named on the proxy card may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No family relationships exist between any of the governors of the board, officers, or key employees of the Company. We consider all of our at-large governors other than Messrs. Berg and Wilkison to be our founders and promoters. We also do not consider any of our appointed governors to be our founders and promoters. Over the past five years we have engaged in a number of transactions with our promoters and their affiliates:

Construction Management and Operations Management Agreement.

In August 2004, we entered into a Consulting Agreement and an Operating and Management Agreement with GLE, who is also a member of the Company. Under the Consulting Agreement, GLE provided assistance in planning and directed and monitored the construction of our fuel ethanol plant. We paid GLE $10,000 plus pre-approved expenses per month for these services provided pursuant to the Consulting Agreement. The Consulting Agreement terminated on August 8, 2005, the effective date of the Operating and Management Agreement. We paid GLE $35,000 per month plus 3% of the plant’s annual net income (payable annually) under the Operating and Management Agreement through January 2007. For the year ended December 31, 2004, we incurred $50,000 of costs under the Consulting Agreement. For the ten month fiscal year ended October 31, 2005, we incurred $70,000 of costs under the Consulting Agreement and $97,097 under the Operating and Management Agreement. As of October 31, 2007, the Company has accrued $1,143,290 for services previously provided under the Operating and Management Agreement, of which $1,083,451 was charged to fiscal year 2006 and $59,839 has been charged in fiscal year 2007.

On December 22, 2006, Mr. Branhan and Mr. Nealon resigned from their positions as executive officers of Granite Falls pursuant to the Operating and Management Agreement between GLE and Granite Falls. On January 23, 2007, the Granite Falls board of governors, determined by resolution of the board that, GLE breached the terms of the Operating and Management Agreement thereby terminating the Operating and Management Agreement by its terms. On May 21, 2007, GLE made a demand for arbitration against the Company under the Commercial Arbitration Rules of the American Arbitration Association in Yellow Medicine County, Minnesota to resolve a dispute regarding this Operating and Management Agreement between the two entities. GLE claims the Company wrongfully terminated the Operating and Management Agreement and seeks damages of approximately $5,300,000 in lost revenues and lost profits, of which $1,143,290 has been accrued as of October 31, 2007 based on management estimates. Granite Falls is vigorously defending this action and filed its answering statement and counterclaim in response to GLE’s demand for arbitration on December 17, 2007. The counterclaim requests judgment against GLE for (a) the $300,000 paid to the Minnesota Pollution Control Agency (“MPCA”) plus expenses, (b) at least $1,000,000 in economic harm associated with the “ramp down” in production required by the MPCA, and (c) at least $10,000,000 in economic harm associated with lost capacity associated with improper permitting, all of which are costs that should have been avoided had GLE properly managed the environmental permitting process while it was managing the construction, startup and operations of Granite Falls as required by the Operating and Management Agreement.

Corn Storage and Grain Handling Agreement.

In October 2003, subsequently renegotiated in May 2004, we entered into a corn storage and grain handling agreement with Farmers Cooperative Elevator Company, one of our members. We purchase all of our corn from Farmers Cooperative Elevator Company. The price at which we purchase our corn is the bid price the member establishes for the plant plus a fee of $0.05 per bushel. For the fiscal year ended October 31, 2007, we had purchased approximately $57,120,585 worth of corn from Farmers Cooperative Elevator Company for use in our operations. Farmers Cooperative Elevator Company purchased 605 units in our offering and owns a total of 650 units.

Two of our governors, Mr. Dubbelde and Mr. Enstad are involved with Farmers Cooperative Elevator Company. Mr. Dubbelde is the general manager, and Mr. Enstad is a director of Farmers Cooperative Elevator Company. Although Messrs. Enstad and Dubbelde will not participate as governors in our decisions regarding Farmers Cooperative Elevator Company, Mr. Dubbelde will negotiate with us on behalf of Farmers Cooperative Elevator Company for the purchase of corn. All of this presents a potential conflict of interest for Messrs. Enstad and Dubbelde when advising us regarding contracts and agreements that we plan to enter into with Farmers Cooperative Elevator Company.

Construction Transactions.

In August 2004, we signed our design-build agreement with Fagen, Inc. to build our ethanol plant. Fagen, Inc. is one of our members and pursuant to our member control agreement has the right to appoint a person to our board of governors.

Although any Fagen appointee will not participate as a governor in our decisions regarding Fagen, Inc., his or her position as a Fagen appointee presents a potential conflict of interest when advising us regarding contracts and agreements that we have entered into or may enter into with Fagen, Inc. Construction of our plant was completed in early November 2005 and operations began on November 13, 2005. Our final contract price for the plant with applicable change orders totaled $49,170,575. As of October 31, 2007, we have incurred all of the construction costs related to this contract of which $87,485 is included in payables to construction contractors. This amount will be paid to Fagen, Inc. upon determination of final costs incurred by the Company related to a warranty issue.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Paul Enstad is currently serving as our chairman and Tracey Olson is currently serving as our Chief Executive Officer (“CEO”). Stacie Schuler is our Chief Financial Officer (“CFO”).

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation paid or payable by the Company during the fiscal years ended October 21, 2006 and 2007, respectively. As of January 31, 2007, none of our officers had any options, warrants, or other similar rights to purchase securities of the Company.

					All Other
Name and Principal Position	Year		Salary	Bonus	Compensation	Total

Tracey Olson	2007		$100,039.00	$30,000.00	—	$130,039.00
	2006	(1)	$3,923.00	—	—	$3,923.00

(1)	Mr. Olson was hired as our Chief Executive Officer in December 2006, accordingly he did not receive compensation for the entire year.

GOVERNOR COMPENSATION

In October 2004, our board of governors approved a governor compensation policy. The policy provides for payment to governors of a monthly fee based on attendance at the regular monthly board meeting. From January through April 2007, the fees we paid to our governors were as follows: $600.00 per month to the Chairman, $600.00 per month to our governor who is also our corporate secretary and $500.00 per month to the other governors and alternates. We also pay for mileage to and from the meeting at the standard mileage rate established from time to time by the IRS. Beginning in May 2007, we pay our governors as follows: $1,000 per month to the chairman and secretary/treasurer and $750 per month to all other governors plus an additional $100 for attending meetings, including regular board meetings, of greater than one-half day in length and $50 for attending meetings less than one-half day in length; and $50 for attendance at meetings by conference call.

For Fiscal Year 2007, the Directors have received the following compensation:

		Fees Earned or	Additional
		Paid in Cash(1)	Compensation(2)	Total Compensation
Director	Fiscal Year	($)	($)	($)

Paul Enstad	2007	$9,950.00	$226.32	$10,176.32
Julie Oftedahl-Volsted	2007	$10,050.00	$546.95	$10,596.95
Scott Dubbelde	2007	$7,750.00	$270.50	$8,020.50
Shannon Johnson	2007	$8,200.00	$418.43	$8,618.43
Myron Peterson	2007	$7,850.00	$361.90	$7,911.90
Chad Core (Fagen, Inc.)	2007	$5,000.00	$2.91	$5,002.91
Terry Little	2007	$6,500.00	$19.40	$6,519.40
Terry Mudgett	2007	$6,750.00	$201.76	$6,951.76
Ken Berg	2007	$7,550.00	$361.90	$7,911.90
Rod Wilkison	2007	$7,850.00	$142.68	$7,992.68
Jon Anderson	2007	$6,500.00	$1,055.36	$7,555.36

(1)	Includes monthly compensation payable to governors at the rate of $600 per month to our chairman and secretary and $500 per month to other governors through April 2007 and monthly compensation payable to governors at the rate of $1,000 per month to our chairman and secretary/treasurer and $750 to all other governors beginning in May 2007.

(2)	Includes reimbursement for mileage and other reasonable expenses incurred in connection with services rendered to the Company and the board of governors.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company’s annual report to the Securities and Exchange Commission on Form 10-KSB, including the financial statements and the notes thereto, for the fiscal year ended October 31, 2007, accompanies the mailing of this proxy statement.

The Company will provide each member solicited a copy of Exhibits to the 10-KSB upon written request and payment of specified fees. The written request for such Exhibits should be directed to Stacie Schuler, Chief Financial Officer of Granite Falls Energy, LLC at 15045 Highway 23 S.E., Granite Falls, MN 56241-0216. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of membership units in the Company on February 1, 2008. The 2007 annual report on Form 10-KSB complete with exhibits is also available at no cost through the EDGAR database available from the SEC’s internet site (www.sec.gov). Information about us is also available at our website at www.granitefallsenergy.com, under “SEC Compliance,” which includes links to reports we have filed with the Securities and Exchange Commission.

APPENDIX A

AMENDED CODE OF ETHICS FOR PRINCIPAL EXECUTIVE OFFICER,
PRINCIPAL FINANCIAL OFFICER AND CERTAIN OTHER OFFICERS
OF GRANITE FALLS ENERGY, LLC
(the “Company”)

We are honest and ethical in all of our business dealings and the Code of Ethics for our Principal Executive Officer and Principal Financial Officer and certain other officers (the “Code of Ethics”) embodies principles to which we are expected to adhere and advocate. We have adopted the following Code of Ethics specifically for our Principal Executive Officer, our Principal Financial Officer and other senior officers. Any violation of the Code of Ethics may result in disciplinary action, up to and including termination of employment.

1. You are responsible or full, fair, accurate, timely and understandable financial disclosure in reports and documents filed by the Company with the Securities and Exchange Commission and in other public communications made by the Company. The Company’s accounting records must be maintained in accordance with all applicable laws, must be proper, supported, and classified, and must not contain any false or misleading entries.

2. You are responsible for the Company’s system of internal financial controls. You shall promptly bring to the attention of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. (the “Company’s Legal Counsel”) and the Audit Committee, if any there is, any information you may have concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial date, or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s financial reporting, disclosures, or internal controls.

3. You must act honestly and ethically. You may not compete with the Company and may never let business dealings on behalf of the Company be influenced — or even appear to be influenced — by personal or family interests. You shall promptly bring to the attention of the Company’s Legal Counsel and the Audit Committee, if existing, any information you may have concerning any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company’s financial reporting, disclosure, or internal controls.

4. The Company is committed to complying with both the letter and the spirit of all applicable laws, rules, and regulations. You shall promptly bring to the attention of the Company’s Legal Counsel and the Audit Committee, any information you may have concerning evidence of a material violation of the securities or other laws, rules, or regulations applicable to the Company or its employees or agents. You shall promptly bring to the attention of the Company’s Legal Counsel and Audit Committee any information you may have concerning any violation of this Code of Ethics. The Board of Governors may determine, or designate appropriate persons to determine, appropriate additional disciplinary or other actions to be taken in the event of violations of this Code of Ethics by the Company’s Principal Executive Officer, Principal Financial Officer or senior officers and a procedure for granting any waivers of this Code of Ethics.

5. The Company will not retaliate against a director, officer or employee who provides information to the federal government or a supervisor or testifies about any matter than an employee reasonably believes constitutes a violation of federal securities law or any provision of federal law relating to fraud against shareholders.

End of Code of Ethics.

A-1

APPENDIX B

GRANITE FALLS ENERGY, LLC
CHARTER OF THE AUDIT
COMMITTEE OF THE BOARD OF GOVERNORS

I.	Purpose

The Audit Committee (“Committee”) is appointed by the Board of Governors (“Board”) of Granite Falls Energy, LLC (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The primary duties and responsibilities of the Audit Committee are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance;

•	Appoint, compensate, retain and monitor the independence and qualifications of the Company’s independent auditors (also referred to herein as external auditors);

•	Monitor the performance of the Company’s internal audit function and independent auditors;

•	Provide an avenue of communication among the independent auditors, management, and the Board; and

•	Prepare an Audit Committee report as required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

II.	Authority

The Committee shall have the authority to conduct or authorize any investigation appropriate to fulfill its responsibilities, and is empowered to:

•	Appoint, compensate, retain and oversee the work of the public accounting firm employed by the Company to conduct the annual audit who shall report directly to the Committee;

•	Retain independent counsel and other advisers as it deems necessary in the performance of its duties;

•	Resolve any disagreements between management and the independent auditor regarding financial reporting;

•	Pre-approve all auditing and permitted non-audit services performed by the Company’s external audit firm;

•	Seek any information it requires from employees — all of whom are directed to cooperate with the Committee’s requests — or external parties;

•	Meet with Company officers, external auditors, or outside counsel, as necessary;

•	Delegate authority to subcommittees including the authority to pre-approve all auditing and permitted non-audit services, providing that such decisions are presented to the full Committee at its next scheduled meeting; and

•	Determine appropriate funding for the payment of compensation to the independent auditors engaged for the purpose of issuing an audit report, performing other audit review or attestation services for the Company and to any advisers employed by the Committee which funding must be paid for by the Company.

III.  Composition

1. Committee members’ qualifications shall meet the requirements as may be set by the Board from time to time, in addition to all applicable legal and regulatory requirements.

2. The Committee shall be comprised of at least three Governors of the Company, all in good standing, each of whom must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, statement of members’ equity and cash flow statement. A majority of the Governors on the Committee must be independent as defined in subparagraph 3 of this Article III below.

3. A director will NOT be considered independent for purposes of this Article III, if such director:

a. Is an employee of the Company or any current subsidiary of the Company;

b. Has accepted or has a family member who has accepted payments from the Company or any of its subsidiaries in excess of $60,000, other than as compensation for board or board committee service, payments arising solely from investments in the Company’s securities, compensation paid to a family member who is a non-executive employee of the Company, benefits under a tax-qualified retirement plan, or non-discretionary compensation, or certain permitted loans;

c. Has a family member who is employed by the Company or any of its subsidiaries as an executive officer;

d. Is or has a family member who is a partner or controlling shareholder or an executive officer of any organization to which the Company made, or from which the Company received, payments for property or services that exceeds 5% of the recipient’s consolidated gross revenues of that year, or $200,000, whichever is more, other than payments arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs;

e. Is or has a family member who is employed as an executive officer of another entity where any of the executive officers of the company serve on the compensation committee of such other entity; or

f. Is or has a family member who is a current partner of the Company’s outside auditor who worked on the Company’s audit;

4. Committee members and a Committee chair shall be recommended and appointed by the Board.

IV.	Meetings

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet separately, periodically with management, with internal auditors, if any, and with external auditors. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. All members are expected to attend each meeting, in person or via tele- or video-conference.

The minutes of each meeting are to be prepared at the direction of the Audit Committee Chair and sent to Committee members and all other Governors. Copies are to be promptly provided to the independent auditors and the Company’s legal counsel.

V.	Scope of Responsibilities and Duties

A.	Charter Review

1. Review and reassess the adequacy of this charter annually. Consider changes that are necessary as a result of new laws and regulations. Recommend any proposed changes to the Board. Submit the charter to the Board for approval and publish the document as required.

B.	Financial Reporting

1. Review the Company’s annual audited financial statements and the documents containing such filings prior to filing or distribution. The review should include discussion with management and independent auditors of the following:

•	Significant issues regarding accounting principles, practices, audit findings, disclosures, judgments and any other requirements under accounting standards and rules;

•	Complex or unusual transactions and areas in which an unusual degree of judgment must be exercised;

•	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

•	“Quality of earnings” of the Company from a subjective as well as objective standpoint.

2. Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgment made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

3. Review with management and the external auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditors activities or on access to requested information, and any significant disagreement with management.

4. Discuss the annual audited financial statements and quarterly financial statements with management and external auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Consider any items required to be communicated by the independent auditors in accordance with SAS 61.

5. Review disclosures made by CEO and CFO in the Forms 10-KSB or 10-K and 10-QSB or 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal control.

C.	Internal Control

1. Consider the effectiveness of the Company’s internal control system, including information technology, security and control.

2. Understand the scope of the external auditor’s review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

D.	Internal Audit

In the event the Company employs an internal audit department, the Committee shall:

1. Review with management the charter, plans, activities, staffing and organizational structure of the internal audit function.

2. Review the effectiveness of the internal audit function.

E.	Independent Auditors

1. Each year, review the independence and performance of the independent auditors and retain or discharge the independent auditors as circumstances warrant. In performing this review, the Committee will:

a. At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

b. Take into account the opinions of management and, in the event the Company has employed an internal audit, the opinions of the internal audit department.

c. Present its conclusions with respect to the external auditor to the Board.

2. Prescribe such policies and procedures as the Committee deems appropriate pertaining to relationships with the independent auditors, including clear hiring policies for employees and former employees of the independent auditors.

3. Approve the independent auditors’ engagement terms and fees for annual audit services as well as advance approval of all non-audit engagements with that firm. Any such approval of non-audit services by the independent auditor shall be disclosed in periodic reports as prescribed by law.

4. On at least an annual basis, review a formal, written statement from the independent auditors on such matters as are prescribed by law, including all relationships between the auditors and the Company or its management. Discuss with the independent auditors all significant relationships they have with the Company and their impact on the auditors’ objectivity and independence, including non-audit services and the fees proposed and charged therefore. Take appropriate action in response to these matters to satisfy itself of the auditors’ independence.

5. Review the independent auditors audit plan; discuss scope, staffing, locations, reliance upon management, and general audit approach, including coordination of audit effort with the internal audit department, if any.

6. Ensure the rotation of the lead audit partner and other audit partners as required by law, and consider whether there should be regular rotation of the audit firm itself.

7. Present its conclusions with respect to the independent auditor to the Board.

8. Meet separately with the external auditors on a regular basis to discuss any matters that the committee or auditors believe should be discussed privately.

9. Review all material written communications between the independent auditors and management, e.g., management letter, schedule of unadjusted differences and/or reportable conditions letter.

F.	Compliance

1. At least once annually, review with the Company’s legal counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations (in coordination with other committees), and inquiries received from regulators or governmental agencies.

2. Establish procedures for: (i) The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

3. Review the process for communicating the Code of Ethics to appropriate company personnel, and for monitoring compliance therewith.

4. Obtain regular updates from management and Company legal counsel regarding compliance matters.

G.	Reporting Responsibilities

1. Annually prepare such report and certification to unit-holders as required by SEC regulations.

2. Report to the Board about Committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, and, in the event the Company has employed an internal audit department, the performance of the internal audit function.

H.	Other Audit Committee Responsibilities

1. Discuss and review with management the Company’s major policies with respect to risk assessment and risk management.

2. As considered necessary by the Committee, review policies and procedures as well as audit results associated with Governors’ and officers’ expense accounts and perquisites, including the use of the Company’s assets.

3. Perform any other activities consistent with this Charter, the Company’s operating agreement, and governing law, as the Committee or the Board deems necessary or appropriate.

4. Periodically review materials or receive education on audit committee-related and new accounting and auditing-related developments and best practices.

5. Annually evaluate the Committee’s performance of its responsibilities, confirm that all responsibilities outlined in this charter have been carried out, and create an agenda for the ensuing year.

APPENDIX C

GRANITE FALLS ENERGY, LLC
CHARTER OF THE NOMINATING
COMMITTEE OF THE BOARD OF GOVERNORS

Pursuant to Section 6.2(k) of the Operating and Member Control Agreement of Granite Falls Community Ethanol Plant, LLC, the Board of Governors (“Board”) of Granite Falls Energy, LLC (“Company”) and in accordance with other provisions therein, established a Nominating Committee (“Committee”) on this 23rd day of August, 2007.

I.  Purpose

The Committee’s role is to recommend candidates for election to the Board and to identify and recommend candidates to fill vacancies occurring between annual member meetings.

II.  Authority

The Committee shall have the resources and authority necessary to discharge its duties and responsibilities as it deems appropriate in its sole discretion. Additionally, the Committee shall have the authority to retain and terminate any search firm to be used to identify governor candidates, including the authority to approve the search firm’s fees and other retention terms.

III.  Composition

The Committee shall be comprised of at least three (3) members, one (1) of whom shall meet the independency qualification requirements set forth in Section V.A of this Charter. The Committee may at any time have not more than one (1) member, who is not a governor, serving as a Committee member. Each Committee member shall be elected by a majority vote of the at-large governors and shall individually meet the requirements as may be set by the Board from time to time. The Board may remove a Committee member, with or without cause, by a majority vote of the at-large governors, provided that the Board at all times assures the Committee maintains the requisite number and composition of Committee members herein provided. The Board appointees of Glacial Lakes, LLC or its successors and the Board appointee of Fagen, Inc. or its successors shall not be entitled to vote in the election or removal of Committee members described above and furthermore shall not be entitled to serve on the Committee.

Unless a Chairperson is appointed by the at-large governors, the members of the Committee may designate a Chairperson by a majority vote of the full Committee. The Chairperson shall govern all regular and special sessions of the Committee, be responsible for the scheduling of regular meetings, and set agendas for all such meetings. The Chairperson shall serve until the expiration of his or her term or until his or her resignation, retirement, or removal and a successor has been appointed. If the Chairperson is absent from a meeting, another member of the Committee shall serve as chairperson for the purposes of that meeting.

IV.	Duties and Responsibilities

The Committee’s policies and procedures shall remain flexible in order to best react to changing conditions and to ensure that the nominating process and procedures of the Committee are in accordance with all Company requirements. In carrying out its responsibilities, the Committee will perform the following functions:

1. To identify, recruit, and evaluate candidates for Governor’s positions on the Board and the committees thereof and to consider the performance of incumbent governors in determining whether to nominate them for re-election;

2. To make recommendations to the Board concerning the composition of the Board, including its size and qualifications for membership;

3. To develop a process to be used by the Committee in identifying and evaluating candidates for membership on the Board and the committees thereof;

(i) The Committee may consider potential governor candidates recommended by members, provided that the proposed candidates satisfy any minimum qualifications of the Company for its governors.

(ii) The Committee may identify prospective governors from any reasonable source, including, but not limited to, the consultation of third-party governor search services.

4. To evaluate the participation and contribution of each governor coming to the end of his or her term before deciding whether to recommend re-election. The Committee may seek the views of other governors to assist them in this evaluation. The Committee shall periodically review the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skills from those already serving on the Board;

5. To annually present to the Board a list of candidates recommended for election to the Board at the annual meeting of members;

6. To present to the Board, as necessary, candidates for Committee membership and individuals recommended to fill vacancies that may occur on the Board; and

7. To perform any other activities consistent with this Charter, the Company’s Articles of Organization (as the same may be amended and/or restated and in effect from time to time), the Company’s Operating and Member Control Agreement, and governing law, as the Committee or the Board deems necessary and appropriate.

V.	Procedures and Eligibility Requirements

A.	Independency Requirements

The Committee has adopted a policy of maintaining a partially independent nominating committee. For the purpose of carrying out such policy, a nominating committee candidate will NOT be considered independent if such individual:

1. Receives any consulting, advisory, or other compensatory fees from the Company, other than Board or committee fees and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way upon continued service);

2. Is an “affiliated person” of the Company, as herein defined;

The term affiliate means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company.

(i) A person will be deemed not to be in control of the Company for purposes of this section if such person or entity:

•	Is not a beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the Company;

•	Is not an executive officer of the Company.

(ii) The ownership requirement set forth in the previous subparagraph (i) does not create a presumption in any way that a person holding more than 10% of any class of the Company’s voting equity securities controls or is otherwise an affiliate of the Company.

The following will also be deemed affiliates:

(i) An executive officer of an affiliate;

(ii) A governor who is also an employee of an affiliate;

(iii) A general partner of an affiliate; and

(iv) A managing member of an affiliate.

3. Is an employee of the Company or any current subsidiary of the Company; or

4. Has accepted or has an immediate family member who has accepted payments, during the immediately preceding calendar year, from the Company or any of its subsidiaries in excess of Sixty Thousand Dollars ($60,000), other than as compensation for Board or committee services, payments arising solely from investments in the Company’s securities, compensation paid to a family member who is a non-executive employee of the Company, benefits under a tax-qualified retirement plan, or non-discretionary compensation or certain permitted loans; or

5. Has an immediate family member who is employed, or has been employed within the preceding calendar year, by the Company or any of its subsidiaries as an executive officer; or

6. Is or has an immediate family member who is a partner or controlling member/shareholder or executive officer of any organization to which the Company made, or from which the Company received, payments for property or services that exceeds 5% of the recipient’s consolidated gross revenues of that year, or $200,000, whichever is more, other than payments arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs; or

7. Is or has an immediate family member who is employed, or has been employed within the preceding calendar year, as an executive officer of another entity where any of the executive officers of the Company serve on the compensation committee of such other entity.

B.	Qualification Requirements

In recommending candidates to the Board, the Committee shall consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. The types of criteria the Committee shall take into account when identifying and evaluating potential candidates, shall include, but is not limited to the following:

1. The candidate’s agricultural, business, legal, technical/engineering, accounting, and financial background and experience;

2. The candidate’s community or civic involvement;

3. The candidate’s independence from the Company and his or her lack of potential conflict(s) with the Company that cannot be handled by fully disclosing the candidate’s interest in a given transaction or by abstaining from decisions of the board in which the candidate may have an interest. Candidates should not have, or appear to have, a conflict of interest that would unreasonably impair the candidate’s ability to represent the interests of all of the Company’s members or to fulfill the responsibilities of a governor;

4. The candidate’s reputation for integrity, honesty, and adherence to high ethical standards. Candidates should have demonstrated business acumen, experience, and the ability to exercise sound judgment in matters related to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision making process of the Company; and

5. The specific needs of the existing Board relative to any particular candidate so that the overall Board compensation reflects a mix of talents, experience, expertise, and perspectives appropriate to the Company’s circumstances.

The re-nomination of existing governors shall not be automatic, but should be based on continuing qualification under the criteria set forth above. In addition, the Committee shall consider the existing governor’s performance on the Board and on any committee on which such governor serves, which shall include attendance at Board and committee meetings and consideration of the extent to which such governor(s) undertook continuing education programs.

C.	Submission Requirements

Company members may submit recommendations for candidates to the Chairman of the Committee. All nominations shall be submitted in writing, to Nominating Committee at Granite Falls Energy, LLC, 15045 Hwy 23 SE,

P.O. Box 216, Granite Falls, MN 56241. Such submissions should include the nominating member’s name and contact information, a brief description of the candidate’s business experience, civic involvement, education and such other information as the member submitting the recommendation believes is relevant to the evaluation of the candidate. For candidates to be considered for election at the next annual meeting, the recommendation must be received by the Company by November 1 or 120 calendar days prior to the date that the Company’s proxy statement is released to unit holders in connection with such meeting, whichever is later. Candidate’s properly submitted by members of the Company or members of the Committee shall be considered in the same manner as those submitted by third-party search firms to the Committee.

D.	Meetings

The Committee shall meet at least two times annually. Additional meetings may occur as the Committee or its Chair deems advisable. The Committee will keep minutes at each of its meetings and such meeting minutes will be provided to the Board. Committee members will be furnished with copies of the minutes of each meeting. The Committee is governed by the same rules regarding meetings, action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board and set forth in the Operating and Member Control Agreement. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with any provision of this Charter, the Company’s Operating and Member Control Agreement, and the laws of the State of Minnesota.

  MEMBER NAME:
  NUMBER OF UNITS:
  TELEPHONE NUMBER:

GRANITE FALLS ENERGY, LLC 2008 Annual Meeting — Thursday, March 27, 2008 For Unit Holders as of February 1, 2008 Proxy Solicited on Behalf of the Board of Governors ELECTION OF TWO GOVERNORS	Vote by Mail or Facsimile:
1) Read the Proxy Statement
2) Check the appropriate boxes on the proxy card below
3) Sign and date the proxy card
4) Return the proxy card in the envelope provided or via fax to (320) 235-5962 or mail to Christianson & Associates, PLLP, Attention: Bobbie Mahn, at 302 5th St SW, Willmar, MN 56201, no later than 5:00 p.m. on Tuesday, March 25, 2008.

You may vote for two (2) nominees.

	For	Against	Abstain

Ken Berg, Incumbent -------------------------- >>>	☐	☐	☐	PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE NUMBERED BOX WITH BLUE OR BLACK INK
Shannon Johnson, Incumbent ---------------- >>>	☐	☐	☐

Jody Hoff --------------------------------------- >>>	☐	☐	☐

By signing this proxy card, you appoint Myron Peterson and Rod Wilkison, jointly and severally, each with full power of substitution, as Proxies to represent you at the 2008 Annual Meeting of the Members to be held on Thursday, March 27, 2008, at the Prairie’s Edge Casino Resort, 5616 Prairies Edge Lane, Granite Falls, Minnesota, and any adjournment thereof, on any matters coming before the meeting. Registration for the meeting will begin at 8:00 a.m. The 2008 Annual Meeting will commence at approximately 9:00 a.m. This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Meeting.

Please specify your choice by marking the appropriate box for each matter above. The Proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be received by Christianson & Associates, PLLP by 5:00 p.m. on Tuesday, March 25, 2008, or by submitting the proxy card in person when registering at the Annual Meeting. Registration for the Annual Meeting will begin at 8:00 a.m. on Thursday, March 27, 2008 at the Prairie’s Edge Casino Resort.

This proxy card, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Meeting. If you do not mark any choices for governors, your proxy will be deemed an abstention. If you abstain by either marking the abstain boxes or by not marking any choices, your abstention will not be counted either for or against any nominee. However, your units will be counted in the determination of whether a quorum is present. If you only mark one (1) choice, then the Proxies will vote your units ONLY for items or person(s) you chose. In this situation, however, your units will be included in the determination of whether a quorum is present. If you mark more than two choices, the Proxies will not vote your units for any of the nominees. If you do not submit a proxy card or attend the 2008 Annual Meeting, it will not be counted as a vote either for or against any nominee.

You may revoke your proxy by: (1) Voting in person at the 2008 Annual Meeting; or (2) Giving written notice of revocation, which is received by Christianson & Associates, PLLP by 5:00 p.m. on Tuesday, March 25, 2008.

Signature:
Date:
Signature:
Date:
Joint owners must both sign. When signing as attorney executor, administrator, trustee or guardian, please note that fact.